PURCHASE CONTRACT

	THIS AGREEMENT made and entered into this 30th day of April 1997, between CORNERSTONE REALTY GROUP INC. or its nominee, (hereinafter called "Purchaser") and SNAP/PALM HOLDING COMPANY, a Georgia corporation, (hereinafter called "Seller").

                                   ARTICLE I
                                  THE PROPERTY

	1.1 Sale of Property. Seller agrees to sell and convey, and Purchaser agrees to purchase, all of Seller's right, title and interest in and to the improved real property known as ASHLEY RUN APARTMENTS located in GWINNETT COUNTY, GEORGIA, with all buildings and improvements located thereon, as more particularly described in the attached legal description in EXHIBIT A including, but not limited to 348 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property used in connection with the premises, including, the inventory of personal property to be supplied by Seller and attached hereto as EXHIBIT B (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

                                   ARTICLE II
                           PAYMENT OF PURCHASE PRICE

	2.1 Purchase Price. The total purchase price for the Property shall be EIGHTEEN MILLION ($18,000,000) DOLLARS and shall be paid by Purchaser to Seller in cash or in other funds available for the immediate credit to Seller's account in New York, New York, on the Closing Date (as hereinafter defined) by bank wire transfer in accordance with wire transfer instructions to be provided by Seller.

	2.2 Earnest Money. Concurrently with delivery of this Agreement, Purchaser shall deliver to Chicago Title Insurance Company (the "Escrow Agent" or "Title Company") its check payable to the Escrow Agent in the amount of FIFTY THOUSAND ($50,000) DOLLARS (which amount, together with all interest accrued thereon and any additional deposits is herein called the "Deposit") which will be invested by the Escrow Agent in an interest-bearing account as Purchaser and Seller shall direct. If Purchaser does not sooner terminate this Agreement as hereafter provided, then at or before the end of the Inspection Period, Purchaser shall deposit the additional sum of FIFTY THOUSAND ($50,000) DOLLARS with the Escrow Agent as additional Deposit hereunder. The Escrow Agent shall pay

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the Deposit to Seller at and upon the Closing, or otherwise, to the party entitled to receive the Deposit in accordance with this Agreement. The Deposit shall be held and disbursed by the Escrow Agent pursuant to that certain Earnest Money Escrow Agreement which the parties have executed contemporaneously with this Agreement.

                                  ARTICLE III
                            TITLE AND SURVEY REVIEW

	3.1 Purchaser's Survey. Purchaser may, at its own cost and expense, cause to be prepared and delivered to Purchaser and its counsel such plats of survey (the "Survey") relating to the Property as Purchaser may desire. Seller shall have no obligation or liability of any kind for or in connection with the Survey or for any cost or expense thereof, that Purchaser may wish to obtain, or may obtain, in connection with the transactions contemplated by this Agreement. Within five (5) days after Purchaser's receipt thereof, Purchaser shall deliver to Seller a copy of each Survey of or relating to the Property that Purchaser obtains or receives before the Closing.

	3.2. Purchaser's Title Commitment. At its expense, Purchaser may cause to be prepared and delivered to Purchaser and its counsel such commitment or commitments for title insurance (collectively the "Title Commitment") relating to the Property as Purchaser may desire. Any and all title examination costs and expenses and title insurance premiums shall be paid by Purchaser. Within five
(5) days after Purchaser's receipt thereof, Purchaser shall deliver to Seller a copy of the Title Commitment relating to the Property and Purchaser obtains or receives before Closing.

	3.3 Title Review and Cure. Seller will cooperate with Purchaser in curing any objections Purchaser may have to title to the Property. If Purchaser fails to give written notice to Seller of any title objections prior to the end of the Inspection Period, Purchaser shall be deemed to have waived such objections appearing of record and existing as of the effective date of the Title Commitment. If, within the Inspection Period, Purchaser gives written notice to Seller of any title objection which affects the marketability of Seller's title, other than those matters set forth on EXHIBIT C attached hereto and by this reference incorporated herein and made a part hereof, and Seller shall not cure such matters prior to Closing, then Purchaser may terminate this Agreement and receive a refund of the Deposit. Seller shall have no obligation to cure title objections except (i) final judgment liens, mortgage liens (excluding mortgage liens encumbering any easements appurtenant to the Property), mechanic's or materialmen's liens arising from work performed or requested by Seller, broker liens for any sales commissions which are the obligation of Seller, and liens for past due taxes, if any, which liens Seller shall cause to be released of record or bonded off at Closing, and (ii) exceptions or encumbrances to title which are created by, under or

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through Seller after the effective date of the Title Commitment. If Seller fails to cure any such title matter described in clauses (i) and (ii) of the preceding sentence, Purchaser shall have the right, but not the obligation to pay or cure such matter (if curable by the payment of money) and the proceeds so paid by Purchaser shall be credited against the Purchase Price payable to Seller at Closing, or Purchaser may terminate this Agreement and receive a refund of the Earnest Money expenses. The term "Permitted Exceptions" shall mean the specific exceptions (exceptions that are not part of the promulgated title insurance form) in the Title Commitment received by Purchaser prior to the end of the Inspection Period that the Title Company has not agreed to insure over or remove from the Title Commitment and that Seller is not required to remove as provided above, real estate taxes not yet due and payable, rights of tenants-in-possession as tenants only under the leases, any matter which would be shown on a current survey of the Property, those specific matters set forth on EXHIBIT C hereto and any matter created or caused by, under or through Purchaser; provided, that in connection with any limited warranty of title which Seller makes to Purchaser at Closing, the term Permitted Exceptions shall also include those specific exceptions in the Title Commitment which the Title
Company has agreed to insure over or remove from the Title Commitment provided Seller is not required to remove such exceptions as provided above.

                                   ARTICLE IV
                                   PRORATIONS

	4.1 Income and Expense Allocations. The following shall be prorated as of the close of the day immediately preceding the Closing Date: rents and other income from the Property; operating expenses (on such service contracts and other obligations as Purchaser may agree to assume); and general and real property taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy).

	4.2 Closing Costs. Seller shall pay the transfer tax and the recording fees due upon the filing of the Limited Warranty Deed and Purchaser shall pay the cost of the surveys, title examination and title insurance premium. Any other closing costs shall be paid by Seller or Purchaser in accordance with local custom. Each party shall pay its respective attorney's fees.

	4.3 Allocation of Rents. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any

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such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

	4.4 Prior Lease Concessions. If Seller has committed to give any future monetary concessions to tenants under existing leases to which Purchaser shall become liable, then Seller shall pay to Purchaser in a lump sum said amount at closing.

                                   ARTICLE V
                           POSSESSION OF THE PROPERTY

	5.1 Possession. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements and the Permitted Exceptions.

                                   ARTICLE VI
                        CONDITIONS PRECEDENT TO CLOSING

	6.1 Conditions Precedent. Purchaser's obligation to purchase shall be subject to and contingent upon the satisfaction of the following conditions precedent at or prior to the end of the Inspection Period:

        	(A) Receipt by Purchaser of an engineering report of building and site conditions, satisfactory to Purchaser in its sole discretion, said report to include in part, a description of any hazardous waste sites, hazardous wastes and/or hazardous materials affecting the property.

        	(B) The receipt by Purchaser of Seller documents described in
7.2 below.

        	(C) Seller's representations and warranties set forth in Article VIII below are true and correct in all material respects as of Closing.

        	(D) On the condition that there have been no material and adverse changes to the property or leases, except as set forth herein.

        	(E) Seller acknowledges that Purchaser is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. To the extent in the possession of Seller, Seller agrees to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission.

        	(F) Survey which shall show no encroachments onto the Land from any adjacent property, no encroachments by or from


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the Land onto adjacent property and no violation of or encroachments upon any recorded building lines, restrictions or easements affecting the Property.

	6.2 Inspection. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection as follows herein below.

	6.2.1 Preparation for Inspection. If available, at the execution of this Agreement, Seller shall deliver to Purchaser copies of the following: The current rent roll for the Property; detailed statements of income and expenses with respect to the Property for the past two years; the most recent tax bills for the Property; utility bills for the Property for the twelve (12) months previous to the date hereof; all contract, mortgages, and other documents creating liens of security interest on the Property, or any part thereof and all promissory notes secured thereby; all insurance policies applicable to the Property to include loss runs for the last five (5) years; Plans and Specifications for the Property, service contracts, Certificates of Occupancy, to the extent reasonably available; a copy of the title policy and most recent survey for the Property; and a copy of any environmental or engineering reports on the Property. Seller does not represent or warrant, and is not responsible for, the accuracy, correctness, validity, completeness or currency of any reports, surveys, plans, or other document, writing or other matter delivered or furnished to Purchaser or which Purchaser examines or copies from Seller's records or files, or which Purchaser otherwise obtains, pursuant to or as contemplated in this Section 6.2.1 or any other provision of this Agreement, except tot he extent (if any) expressly set forth in an express representation or warranty by Seller set forth in this Agreement.

	6.2.2 Inspection of Books and Records; Access. Purchaser, its employees, agents and contractors shall have 30 days from and after the date of this Agreement (the "Inspection Period") to enter upon the Property subject to the rights of the tenants during normal business hours for the purpose of making physical inspections thereof, including but not limited to roofs, heating, cooling, electrical and plumbing systems, swimming pool, appliances, and structural elements of the buildings. Purchaser shall also be permitted to review all original leases (or copies), expense records, tenant cards and occupancy data available. Upon the conclusion of the Inspection Period this contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto, except as it may be terminated by other provisions and conditions contained herein.

	6.2.3 Right of Termination During Inspection Period. If Purchaser is not satisfied, in its sole and exclusive discretion, with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, then

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notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period, the Deposit shall be returned to Purchaser, and no party hereto shall have any further liability to any other party hereto, except for those provisions of the Agreement which expressly survive a termination.

        6.2.4 "Rent Ready". During the "Inspection Period", both Seller and Purchaser will inspect an apartment unit at the Property and mutually agree that said apartment shall be representative of a "rent ready'' unit by which all other units shall be judged for "rent ready" condition at closing. All vacant apartment units, are to be in a "rent ready" condition (as defined above), at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, garbage disposal' heating, plumbing and electrical systems.

        6.2.5 Condition of Personal Property at Closing. All personal property included in the "ale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of closing and in the same condition as at the time of the initial inspection by Purchaser. If Seller fails to make reasonable efforts to conserve the property, Purchaser "hall have the option of waiving such requirement, in writing, and proceeding to closing, or Purchaser may void this Agreement and obtain 8 prompt return of its deposit.

        6.2.6 Purchaser's Requirement Notwithstanding anything to the contrary set forth herein, Purchaser shall be required to object to any matters or conditions relating to the Property, including, without limitation, those matters or conditions described in Paragraphs 3.2, 6.1, and 6.2, on or prior which expires on the earlier of Closing or thirty the date of this Agreement (the "Inspection Period") _ _ and any right of Purchaser to terminate hereunder with respect to such matters or conditions existing as of Closing or the expiration of the Inspection Period shall be deemed waived.

        6.2.7 Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller that (a) Purchaser is a partnership or corporation, duly organized and in good standing under the laws of the State of Virginia, is qualified to do business in the State of Georgia and has the power to enter into the Agreement and to execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder, and Purchaser has obtained all necessary partnership and corporate authorizations required in connection with the execution, delivery and performance contemplated by this Agreement and has obtained the consent of all entities and parties necessary to bind Purchaser to this Agreement, and (b) neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Purchaser, or any partner or related entity or affiliate of Purchaser, is a party or by which Purchaser, any partner or related entity or affiliate of Purchaser, or any Purchaser's assets is bound, and (c) neither Purchaser nor any partner, related entity or affiliate of Purchaser is in any way affiliated with GE Capital Realty Group, Inc., General Electric Capital Corporation, General Electric Realty Advisors, inc., General Electric Company or any affiliate of General Electric Company, and (d) that, with respect to each source of funds to be used by it to purchase the Property (respectively, the "Source"), at least one of the following statements shall be accurate as of the Closing Date: (i) the Source does not include the assets of (A) an "employee benefit plan" as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, or (B) a "plan" as defined in
Section 4975(a) of the Internal Revenue Code of 1986, as amended ("Code"), or
(ii) the Source includes the assets of (A) an "employee benefit plan" as defined in Section 3(3) of ERISA or (B) a "plan" as defined in Section 4975 of the Code (each of which has been identified to the Seller in writing pursuant to this Section 6.2.7 at least ten (10) business days prior to the Closing Date), but the use of such Source to purchase the Property will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. The Purchaser's representations and warranties set forth in this Section 6.2.7 shall survive the Closing or termination of this Agreement. Purchaser's representations and warranties contained herein must be true and correct through the Closing Date, and Purchaser's failure to notify Seller prior to the Closing Date of any inaccuracies shall be a default by Purchaser under this Agreement.

	6.2.8 Indemnity. If any inspection or test performed by Purchaser or its representatives disturbs or damages the Property, Purchaser shall (at its sole expense) restore the Property as soon as reasonably possible to the same condition as existed prior to any such inspection or test. Notwithstanding anything to the contrary contained in this Agreement: (i) Purchaser will not do, or cause or direct to be done, any subsurface testing or boring, or any testing of subsurface water, or any coring, boring or other intrusive testing, without the prior written consent of Seller, which consent will not be unreasonably withheld; (ii) Purchaser will not do, or cause or direct to be done, any inspection of or entry upon the Property without giving Seller prior reasonable notice thereof and an opportunity to have Seller's representatives be present to accompany and observe all such inspections and entries; (iii) Purchaser will not enter or cause or direct any entry upon any premises which are leased to a tenant without giving Seller at least two (2) business days' prior notice

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thereof and an opportunity to have Seller's representative be present to accompany and observe all such inspections and entries and to notify such tenant of such inspection, and in carrying out such entry, Purchaser will use its best efforts to minimize interference with such tenant; (iv) Purchaser hereby indemnifies Seller, and agrees to defend and hold Seller harmless, from and against any and all claims, losses, damages and liabilities that may be asserted against or incurred by Seller for or in connection with any injuries or damage to any persons or property, which directly or indirectly are caused by or result from any entry, inspection, testing or other action done or caused or directed to be done by Purchaser or its representatives or contractors. The indemnity set forth in the preceding sentence shall survive any termination of this Agreement.

	6.2.9 Confidentiality. All information provided by Seller to Purchaser or obtained by Purchaser relating to the Property in the course of Purchaser's review shall be treated as confidential information by Purchaser and Purchaser shall instruct all of its employees, agent, representatives and contractors as to the confidentiality of all such information.

                                  ARTICLE VII
                                     CLOSING

	7.1 Closing. Unless otherwise agreed by Seller and Purchaser, the consummation of the sale and purchase contemplated by this Agreement (the "Closing") shall be held at 10:00 a.m., Atlanta, Georgia local time, on the 14th day after the end of the Inspection Period (the "Closing Date") in the offices of Chicago Title Insurance Company.

	7.2 Seller's Deliveries. At Closing, Seller shall execute and deliver to Purchaser a Limited Warranty Deed conveying the Property, subject to the Permitted Exceptions, and shall also execute, where necessary, and deliver to Purchaser, the following:

        	(A) A Bill of Sale in the form attached hereto as EXHIBIT D, transferring the personal property (as shown in Schedule B) to Purchaser free of all liens, charges and encumbrances.

        	(B) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property.

        	(C) All security and cleaning deposits made by such tenants. Seller will give the tenants the required notice of such transfer in compliance with the laws of Georgia.

        	(D) An affidavit of Seller in customary form as will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

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        	(E) A rent roll certified by Seller to be true and correct as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

        	(F) An affidavit of Seller that to the best of its information and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims, tax liens, or pending bankruptcies involving Seller, which affect title to the Property, other than the Permitted Exceptions.

        	(G) Seller shall provide, a certificate from a licensed extermination contractor, who is regularly engaged in the business of pest control, that all buildings are free from any termite or other wood-boring insect infestation. Said certificate shall be dated within 90 days of closing, bearing the Contractor's name, contractors license number, the signature of the party authorized to sign for the Contractor and the date of the inspection. Should damage exict, Seller shall proceed to have any corrective work completed prior to closing or Purchaser, at its option, may either proceed to settlement and have such sums required for repairs deducted from Seller's proceeds, or may in its sole discretion terminate this Agreement Seller shall promptly return Purchaser's deposit upon such termination.

        	(H) Assignments of all Seller's interest in the following: (1) all assignable licenses, and permits relating to the operation of the Property,
(2) the leases and rental agreements with tenants of the Property, (3) the existing Property telephone number and (4) the business and trade name as set forth in Par. 1. 1.

                (I) Assignments of all Seller's interest in the warranties and guarantees to the extent such are still in effect and assignable and provide Purchaser with copies of all such warranties and guarantees, including, without limitation, for all appliances, dishwashers, disposals refrigerators, heating and air conditioning units, washers and dryers, to the extent in Seller' B possession or control possession of its management company.

        	(J) Provide documents for the transfer of the telephone, electric, water and sewer, and gas utilities, a" may be required by the utility, for execution at closing.

        	(K) Evidence sufficient to the Title Company of the power and authority of Seller to enter into and consummate this agreement.

                (L) Affidavit that Seller has no actual knowledge


                                       9



of the presence of asbestos and/or any other hazardous material at the Property, except for what is shown in the report furnished to the Purchaser.

        	(M) Seller shall terminate the management agreement executed with the existing management and rental agent for the Property, without cost to the Purchaser, pursuant to a written termination agreement, reasonably satisfactory to Purchaser.

        	(N) A notice letter to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser and approved by Seller.

        	(O) All such other documents as are normally transferred at settlement in the jurisdiction in which the Property is located or are reasonably requested by Purchaser or its counsel and which are consistent with the terms of this Agreement.

        	(P) A representation letter from Seller's management company, "Insignia", as normally required by auditors for a public company in the form attached hereto as EXHIBIT E. This clause shall survive closing for "ix months.

        7.3 Purchaser's Deliveries. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:

        	(A) Pay to Seller the cash portion of the purchase price, adjusted for the prorations herein provided for in Article IV.

        	(B) Execute and deliver an assumption of obligations under leases, securities, any contracts which may be accepted by the Purchaser and any other obligations specifically set forth herein.

                (C) Deliver to the Seller a resolution of the Purchaser that:

                        (i) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

                	(ii) Purchaser has complete unrestricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.


                                  ARTICLE VIII
               SELLER;S REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1 Representations of the Parties.  Seller warrants


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(which warranties shall not survive Closing unless designated to the contrary)
that as of the date of Closing hereof:

        	(A) That Seller is not subject to any other agreements or arrangements, with the exception of those contained in the Permitted Exceptions and accepted which would prevent Seller from selling the Property to Purchaser.

	        (B) All necessary action has been taken by Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder.

        	(C) Seller has no actual knowledge and has not been advised in writing that it is in default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property. This warranty shall survive for six months following closing.

        	(D) To Seller's actual knowledge, there is no action or proceeding pending or threatened against the Property, including, without limitation, any condemnation or rezoning proceedings, or which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement.

        	(E) Except as may be otherwise set forth in any engineering or other reports delivered to Purchaser, as contemplated by this Agreement, Seller has received no written notice that the Property, as it is currently utilized, violates any governmental law or regulations, excluding, however, the Americans With Disabilities Act, or any covenants or restrictions encumbering the Property. This warranty shall survive for six months following


        	(F) That Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1954, as amended (the "Code"), and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

        	(G) That to the best of Seller's knowledge, the Property was never utilized as a disposal site for hazardous waste products, except as may be reflected in the environmental report obtained by Purchaser. This warranty shall survive for six months following closing.

        	(H) Seller covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms OF such lease) or any dealing with any tenant other


                                       11

than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained $or apartments which are unrented.

	8.2 Continuation of Representations Warranties and Covenants to the Date of Closing. If each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Agreement, at Purchaser'. election, shall be terminated, Seller shall return all payment" made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties.

        8.3 Broach of Representations. Warranties and Covenants. Notwithstanding the provisions of 8.2 above, Seller shall indemnify Purchaser for all reasonable costs incurred as a result of the failure of any of Seller's representations, warranties or covenants contained herein to remain true a" of the date of closing.

	8.4 Knowledge Defined. As used in this Article VIII, the term "to the beat of Seller's knowledge" (a) shall mean and apply to the actual knowledge of Scott D. Stringer and Stephen R. Dieckman,, and not to any other, it being understood and acknowledged that Scott D. Stringer and Stephen R. Dieckman, in many instances, are not involved in the day-to-day operations of the Property and are not charged with knowledge of all of the acts and/or omissions of the predecessors in title to the Property or with knowledge of all of the acts and/or omissions of Seller's agents or employees, and (b) shall not apply to or ho construed to apply to information or material which may be in the possession of Seller generally or incidentally, but which is not actually known to Scott D. Stringer and Stephen R. Dieckman.

	8.5 Survivals Liability. (a) Any and all of the representations, warranties and covenants of Seller as contained in this Agreement which survive Closing shall be void and of no further force or effect whatsoever from and after the six (6) month anniversary of the Closing and any claim for breach of any such surving representation, warranty or covenant must be brought during such period. Consequently, after such 6-month anniversary, Purchaser shall not have the right to commence any action with respect to any alleged breach and/or violation of any of such surviving representations, warranties and/or covenants of Seller. If Purchaser becomes aware prior to Closing of any breach and/or violation of any of Seller's representations, warranties or covenants -s set forth herein, Purchaser shall give Seller written notice of any such breach or violation, and during the fifteen (15) day period after such notice, Seller shall have the right, but not the obligation to cure any such breach or violation to the

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reasonable satisfaction of Purchaser. If Purchaser becomes aware of any breach and/or violation of any of Seller's representations, warranties and/or covenants herein prior to Closing and thereafter proceeds to Closing, such breach shall be deemed waived by Purchaser. If Purchaser timely commences any action(s) under this Paragraph 8.5 to enforce any alleged breach and/or violation of any of the surviving representations, warranties and/or covenant of Seller as set forth in this Agreement, then Purchaser's sole remedy shall be to seek recovery of its actual damages (but not any special, consequential, punitive or other damages), in the aggregate (with respect to all such breaches and/or violations) not to exceed One Hundred Thousand ($100,000) Dollars per event, which sum shall include all of Purchaser's attorneys' fees, costs, expert witness fees and court costs.


                                   ARTICLE IX
                  NO REPRESENTATIONS OR WARRANTIES BY SELLER;
                             ACCEPTANCE OF PROPERTY

	9.1 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE VIII ABOVE, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE SPECIAL WARRANTY OF TITLE AS SET OUT IN THE DEED), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS (AS DEFINED BELOW) OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. ADDITIONALLY, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF OF PURCHASER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING

SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND AGREES TO ACCEPT THE PROPERTY AT THE CLOSING AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY HAS BEEN OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OR SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AS "AS IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING. PURCHASER HEREBY AGREES TO INDEMNIFY, PROTECT, DEFEND, SAVE AND HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL DEBTS, DUTIES, OBLIGATIONS, LIABILITIES, SUITS, CLAIMS, DEMANDS, CAUSES OF ACTION, DAMAGES, LOSSES, FEES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES AND COURT COSTS) IN ANY WAY RELATING TO, OR IN CONNECTION WITH OR ARISING OUT OF PURCHASER'S ACQUISITION, OWNERSHIP, LEASING, USE, OPERATION, MAINTENANCE AND MANAGEMENT OF THE PROPERTY. THE PROVISIONS OF THIS ARTICLE IX SHALL SURVIVE TIIE CLOSING OR ANY TERMINATION HEREOF.

	9.2 Hazardous Materials. "Hazardous Materials" shall mean any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amend (42 U.S.C. Section 9601 et seq.) ("CERCLA") or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.) ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements (as hereinafter defined) or the common law, or any other applicable laws relating to the Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Property, (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the

Property or adjacent property or poses or threatens to pose a hazard to the health or safety or persons on the Property or adjacent property; or (C) which, if it emanated or migrated from the Property, could constitute a trespass.

	9.3 Environmental Requirements. "Environmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities, or any other political subdivisions in which the Property is located, and any other political subdivisions, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property, or the use of the Property, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

                                   ARTICLE X
                           CONDEMNATION; RISK OF LOSS

	10.1 Property Damage. If any time prior to closing any portion of the Property is destroyed or damaged by fire or any other casualty whatsoever, Seller shall give notice thereof to Purchaser within one (1) business day after Seller becomes aware of such casualty, but in any event prior to Closing. The rights and obligations of the parties by reason of such destruction or damage shall be as follows:

        	(a) If the cost of repair and restoration of such destruction or damage shall be $500,000 or less, Seller shall repair such damage as promptly as is reasonably possible, restoring the damaged Property at least to its condition immediately prior to such damage; and in such event, Purchaser may elect to defer closing until such repair is made to Purchaser's reasonable satisfaction or accept the proceeds of Seller's insurance plus deductible and loss of rent reimbursement for the period after closing to the extent Seller receives such reimbursement from its insurer.

        	(b) If the cost of repair and restoration of such destruction or damage, as agreed to by Purchaser and Seller, shall exceed $500,000, Purchaser may elect to terminate this Agreement; and if Purchaser does not elect to terminate this Agreement, closing shall occur as scheduled, whereupon Seller shall pay to Purchaser, at closing, all insurance proceeds payable for such damage, plus an amount equal to any deductible and reimbursement for loss of rent for the period after closing, to the extent Seller receives such reimbursement from its insurer. and the sale shall be closed without Seller's repairing such damage. In the event Purchaser elects to terminate this Agreement, this Agreement shall be rendered null and void, the deposit shall be returned, and the parties shall have no further obligations or liabilities hereunder, other than any indemnification obligations set forth herein.

	10.2 Condemnation. In the event of any actual or threatened taking, pursuant to the power of eminent domain, of the Property or any part thereof, or any actual or proposed sale in lieu thereof, Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a "material part of the Property" (as hereinafter to either (a) terminate this Agreement in which event the Deposit shall be immediately returned to the Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately other than any indemnification obligations set forth herein, or (b) waive its right to terminate this Agreement and proceed to Closing, in which event all proceeds, awards and other payments arising out of any such condemnation, taking or sale (actual or threatened) shall be paid to Purchaser at Closing, if such payment has been received, or Seller shall assign to Purchaser its rights to such payments. In the event of any other condemnation, taking or sale, this Agreement shall continue in full force and effect and all proceeds, awards and other payments arising out of any such condemnation, sale or taking, shall be paid to the Purchaser at Closing, if such payment has been received, or Seller shall assign to Purchaser its rights to such payments. As used in this Section, a "material part of the Property" means the taking of (i) any part of an apartment building, (ii) more than 5% of the existing parking areas or any amount of parking area which results in the Property's violation of applicable zoning ordinances, or (iii) a portion of the Property, the value of which exceeds $200,000.

	10.3 Risk of Loss. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.

                                   ARTICLE XI
                              BROKER'S COMMISSION

	11.1 Commission. Seller agrees to pay a brokerage fee to APARTMENT REALTY ADVISORS ("Broker"), pursuant to a separate agreement between Seller and Broker. The brokerage fee shall be deemed earned if, and only if, the Closing occurs hereunder, and shall not be deemed earned even if Purchaser or Seller wrongfully fails to consummate the purchase and sale contemplated by this Agreement. Purchaser shall not be obligated to pay any brokerage fee to the Broker.

        11.2 Seller's Warranty and Indemnity Obligation.

Seller represents and warrants to Purchaser that, except for the Broker, Seller has not retained or employed any broker, agent salesman or other person entitled to a commission or similar fee in connection with this transaction. Seller will indemnify and hold harmless Purchaser and the Property from and against any and all claims, loss, liability, costs and expenses (including reasonable attorneys' fees) resulting from any claims that may be made against Purchaser or the Property by any broker or other person, other than the Broker, claiming a commission, fee or other compensation from Seller or Purchaser by reason of the transaction contemplated by this Agreement if the same shall arise by or on account of any act of Seller.

	11.3 Purchaser's Warranty and Indemnity obligation. Purchaser represents and warrants to Seller that, except for the Broker, Purchaser has not retained or employed any broker, agent salesman or other person entitled to a commission or similar fee in connection with this transaction. Purchaser will indemnify and hold harmless Seller from and against any and all claims, loss, liability, costs and expenses (including reasonable attorneys' fees) resulting from any claims that may be made against Seller by any broker or other person, other than the Broker, claiming a commission, fee or other compensation from Seller by reason of the transaction contemplated by this Agreement if the same shall arise by or on account of any act of Purchaser.


                                  ARTICLE XII
                                    DEFAULT

	12.1 Default Defined. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

	12.2 Seller's Default. Upon Seller's default, the Purchaser, at its election, may as its sole and exclusive right and remedy under this Agreement either (1) require specific performance of Seller, (2) cancel this Agreement and obtain a prompt return of the deposit, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or (3) waive such defaults and proceed to settlement. Seller shall indemnify Purchaser for any reasonable costs incurred by Purchaser if Purchaser elects to pursue its option (1) noted above and is the prevailing party, to include reasonable attorney fees.

	12.3 Purchaser's Default. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall be retained by the

Seller as liquidated damages. Seller shall have no other remedy against Purchaser in the event of Purchaser's default. The parties acknowledge that it is impossible to estimate precisely the damages which might be suffered by Seller upon Purchaser's default and agree that the Deposit is a reasonable pre-estimate of Seller's probable loss in the event of a default by Purchaser. Seller's retention of the Deposit is not intended as a penalty, but as full liquidated damages pursuant to O.C.G.A. Section 13-6-7. The right to retain the Deposit as full liquidated damages is Seller's sole and exclusive remedy, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue the Purchaser for specific performances of this Agreement or to recover damages in excess of the Deposit. Purchaser hereby waives and releases any right to (and hereby covenant that it will not) sue Seller or seek or claim a refund of the Deposit (or any part hereof) on the grounds that it is unreasonable in amount and exceeds Seller's actual damages or that retention by Seller constitutes a penalty and not agreed upon reasonable liquidated damages as permitted under O.C.G.A Section 13-6-7. Notwithstanding the foregoing of this
Section 12.3, with respect to any indemnities given by Purchaser to Seller in this Agreement, Seller's recourse is not and will not be limited to the Deposit.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

	13.1 Entire Agreement. This Agreement sets forth the entire understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

	13.2 Assignment. Contemporaneously with the Closing, Purchaser may assign this Agreement without the consent of Seller, but no such assignment shall release or relieve Purchaser from its obligations to Seller under this Agreement. No additional assignment of Purchaser's rights and interests in this Agreement shall be permitted.

	13.3 Severability. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

	13.4 Binding Effect. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

        13.5 Controlling Law. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State set forth in Par. 1.1.

	13.6 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

	13.7 Incorporation by Reference. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

	13.8 Headings. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

	13.9 Construction of Contract. Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

                                    ARTICLE
                                      XIV
                                     NOTICE

	14.1 Notice. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):

        To Seller:      Snap/Palm Holding Company
                        c/o General Electric Capital Corporation
                        Attn: Mr. Stephen R. Dieckman
                        Suite 900 600 West
                        Peachtree Street, N.E.
                        Atlanta, Georgia 30308
                        Fax:   (404) 876-0236
                        Phone: (404) 877-1609

        With copies to
        Sellers Attorneys:      King & Spalding
                                Attn: Mason W. Stephenson, Esq.
                                Suite 4900
                                191 Peachtree Street, N.E.
                                Atlanta, Georgia 30303-1763

                                Fax:   (404) 572-5148
                                Phone: (404) 572-4945
                                General Electric Capital Corporation
                                Attn:  William P. Moore, Esq.
                                       Legal Operations
                                292 Long Ridge Road
                                Stamford, Connecticut 06927
                                Fax:   (203) 357-6768
                                Phone: (203) 357-4203

        To Purchaser:   Mr. Gus Remppies
                        Cornerstone Realty Group, Inc.
                        306 E. Main Street
                        Richmond, VA 23219
                        Fax:   (804) 782-9302
                        Phone: (804) 643-1761

        With a copy to

        Purchaser's Attorneys:  Harry S. Taubenfeld, Esq.
                                Zuckerbrod & Taubenfeld 575
                                Chestnut St.,
                                P.O.. Box 488
                                Cedarhurst, NY 11516
                                Fax:   (516) 374-3490
                                Phone: (516) 374-3133

                                     -and-

                        Michael W. Tighe, Esq.
                        Callison Tighe Robinson & Anastasion
                        1812 Lincoln Street
                        Columbia, SC 29201
                        Fax:   (803) 256-6431
                        Phone: (803) 256-2371

	14.2 Delivery of Notice. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, delivered to a reliable overnight courier, or by facsimile transmission. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

	14.3 Exhibits. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

             Exhibit A, the legal description of the Land
             Exhibit B, inventory of personal property
             Exhibit C, the form of the Deed
             Exhibit D, Bill of Sale

             Exhibit E, representation letter


        IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.


SELLER:

SNAP/PALM HOLDING COMPANY,
a Georgia corporation

By: /s/ [Illegible]
   ---------------------------
Its: Vice President
   ---------------------------


PURCHASER:

CORNERSTONE REALTY GROUP, INC.

By: /s/ Stanley J. Olander, Jr.
   ---------------------------
Its:    S.V.P.
   ---------------------------